American International Group, Inc., and Subsidiaries

Subsidiaries of Registrant                                                                                                            Exhibit 21

			Percentage
			of Voting
			Securities
		Jurisdiction of	held by
		Incorporation or	Immediate
As of December 31, 2020		Organization	Parent	(1)
American International Group, Inc.		Delaware	0	(2)
	AIG Capital Corporation	Delaware	100
	AIG Global Asset Management Holdings Corp.	Delaware	100
	AIG Asset Management (Europe) Limited	England and Wales	100
	AIG Asset Management (U.S.), LLC	Delaware	100
	AIG Global Real Estate Investment Corp.	Delaware	100
	AIGGRE Europe Real Estate Fund I GP S.a r.l.	Luxembourg	100
	AIGGRE U.S. Real Estate Fund I GP, LLC	Delaware	100
	AIGGRE U.S. Real Estate Fund I, LP	Delaware	100
	AIGGRE U.S. Real Estate Fund II GP, LLC	Delaware	100
	AIG Employee Services, Inc.	Delaware	100
	AIG Federal Savings Bank	The United States	100
	AIG Financial Products Corp.	Delaware	100
	AIG Matched Funding Corp.	Delaware	100
	AIG-FP Pinestead Holdings Corp.	Delaware	100
	AIG Markets, Inc.	Delaware	100
	AIG Property Casualty Inc.	Delaware	100
	AIG Claims, Inc.	Delaware	100
	AIG PC Global Services, Inc.	Delaware	100
	AIG Property Casualty International, LLC	Delaware	100
	AIG Insurance Management Services, Inc.	Vermont	100
	Grand Isle SAC Limited	Bermuda	100
	AIG International Holdings GmbH	Switzerland	100
	AIG APAC HOLDINGS PTE. LTD.	Singapore	100
	AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
	AIG Australia Limited	Australia	100
	AIG Insurance Hong Kong Limited	Hong Kong	100
	AIG Insurance New Zealand Limited	New Zealand	100
	AIG Korea Inc.	Korea, Republic of	100
	AIG Malaysia Insurance Berhad	Malaysia	100
	AIG Philippines Insurance, Inc.	Philippines	100
	AIG Re-Takaful (L) Berhad	Malaysia	100
	AIG Vietnam Insurance Company Limited	Vietnam	100
	PT AIG Insurance Indonesia	Indonesia	100
	Thai CIT Holding Company Limited	Thailand	49
	AIG Insurance (Thailand) Public Company Limited	Thailand	51	(3)
	AIG Canada Holdings Inc.	Canada	100
	AIG Insurance Company of Canada	Canada	100
	AIG Europe Holdings S.a.r.l	Luxembourg	100
	AIG Europe S.A.	Luxembourg	100
	AIG Global Reinsurance Operations	Belgium	100
	AIG Holdings Europe Limited	England and Wales	100
	AIG Israel Insurance Company Ltd	Israel	100
	AIG Life Limited	England	100
	American International Group UK Limited	England	100
	Laya Healthcare Limited	Ireland	100
	AIG Investments UK Limited	England and Wales	100
	Talbot Holdings Ltd.	Bermuda	100
	Talbot Underwriting Holdings Ltd.	England and Wales	100
	Talbot Underwriting Ltd.	England and Wales	100
	AIG Japan Holdings Kabushiki Kaisha	Japan	100
	AIG General Insurance Co., Ltd.	Japan	100
	American Home Assurance Co., Ltd.	Japan	100
	AIG Latin America Investments, S.L.	Spain	100
	Inversiones Segucasai, C.A.	Venezuela	100
	C.A. de Seguros American International	Venezuela	93.72
	AIG Brazil Holding I, LLC	Delaware	100
	AIG Seguros Brasil S.A.	Brazil	90.56	(4)
	AIG Resseguros Brasil S.A.	Brazil	100
	AIG Insurance Company-Puerto Rico	Puerto Rico	100
	AIG Latin America I.I.	Puerto Rico	100
	AIG Seguros Mexico, S.A. de C.V.	Mexico	100
	American International Overseas Limited	Spain	100
	American International Underwriters del Ecuador-Holding S.A.	Ecuador	100
	AIG-Metropolitana Cia. de Seguros y Reaseguros S.A.	Ecuador	32.06	(5)
	AIG MEA Holdings Limited	United Arab Emirates	100
	AIG Egypt Insurance Company S.A.E.	Egypt	95.08
	AIG CIS Investments, LLC	Russian Federation	99.99
	AIG Insurance Company, JSC	Russian Federation	100
	AIG Lebanon SAL	Lebanon	100
	AIG MEA Limited	United Arab Emirates	100
	AIG Kenya Insurance Company Limited	Kenya	66.67
	AIG Uganda Limited	Uganda	100
	Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
	AIG Life South Africa Limited	South Africa	100
	AIG South Africa Limited	South Africa	100
	AIG Travel, Inc.	Delaware	100
	AIG Travel Assist, Inc.	Delaware	100
	AIG Travel Asia Pacific Pte. Ltd.	Singapore	100
	AIG Travel Assist Malaysia Sdn. Bhd.	Malaysia	100
	AIG Travel EMEA Limited	England and Wales	100
	Travel Guard Group Canada, Inc./Groupe Garde Voyage du Canada, Inc.	Canada	100
	Travel Guard Group, Inc.	Wisconsin	100
	American International Reinsurance Company, Ltd.	Bermuda	100
	Validus Holdings, Ltd.	Bermuda	100
	Validus Reinsurance, Ltd.	Bermuda	100
	Validus Holdings (UK) Ltd.	England and Wales	100
	Validus Reinsurance (Switzerland) Ltd	Switzerland	100
	Validus Ventures Ltd.	Bermuda	100
	AlphaCat Managers Ltd.	Bermuda	100
	PCG 2019 Corporate Member Limited	England and Wales	100
	AIG Property Casualty U.S., Inc.	Delaware	100
	AIG Aerospace Insurance Services, Inc.	Georgia	100
	AIG Assurance Company	Pennsylvania	100
	AIG Property Casualty Company	Pennsylvania	100
	AIG Specialty Insurance Company	Illinois	100
	AIG WarrantyGuard, Inc.	Delaware	100
	AIU Insurance Company	New York	100
	American Home Assurance Company	New York	100
	AIGGRE EOLA LLC	Delaware	100
	AIG Insurance Company China Limited	China	100
	Commerce and Industry Insurance Company	New York	100
	Eaglestone Reinsurance Company	Pennsylvania	100
	Arthur J. Glatfelter Agency, Inc.	Pennsylvania	100
	Glatfelter Underwriting Services, Inc.	Pennsylvania	100
	Volunteer Firemen's Insurance Services, Inc.	Pennsylvania	100
	Granite State Insurance Company	Illinois	100
	Illinois National Insurance Co.	Illinois	100
	Lexington Insurance Company	Delaware	100
	Pine Street Real Estate Holdings Corp.	New Hampshire	100
	National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
	American International Realty Corp.	Delaware	100
	National Union Fire Insurance Company of Vermont	Vermont	100
	New Hampshire Insurance Company	Pennsylvania	100
	Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
	Service Net Warranty, LLC	Delaware	100
	The Insurance Company of the State of Pennsylvania	Pennsylvania	100
	Crop Risk Services, Inc.	Illinois	100
	Western World Insurance Company	New Hampshire	100
	Stratford Insurance Company	New Hampshire	100
	Tudor Insurance Company	New Hampshire	100
	Lexington Specialty Insurance Agency, Inc.	Delaware	100
	AIG Technologies, Inc.	New Hampshire	100
	AIG Shared Services Corporation	New York	100
	AM Holdings LLC	Delaware	100
	Blackboard U.S. Holdings, Inc.	Delaware	100
	Blackboard Services, LLC	Delaware	100
	Blackboard Specialty Insurance Company	Delaware	100
	Blackboard Insurance Company	Delaware	100
	SAFG Retirement Services, Inc.	Delaware	100
	AIG Life Holdings, Inc.	Texas	100
	AGC Life Insurance Company	Missouri	100
	AIG Life of Bermuda, Ltd.	Bermuda	100
	American General Life Insurance Company	Texas	100
	SA Affordable Housing, LLC	Delaware	100
	SunAmerica Affordable Housing Partners, Inc.	California	100
	SunAmerica Asset Management, LLC	Delaware	100
	AIG Capital Services, Inc.	Delaware	100
	The United States Life Insurance Company in the City of New York	New York	100
	The Variable Annuity Life Insurance Company	Texas	100
	VALIC Financial Advisors, Inc.	Texas	100
	Valic Retirement Services Company	Texas	100

(1)	Percentages include directors' qualifying shares.
(2)	Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the
	tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.
(3)	Also owned 48.99 percent by AIG Asia Pacific Insurance Pte. Ltd.
(4)	Also owned 9.44 percent by AIG Brazil Holding II, LLC.
(5)	Also owned 19.72 percent by AIG Latin America Investments, S.L.